UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 27, 2005
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

Accelerated Share Repurchase Transaction

               As reported below, on June 15, 2005, the Board of Directors of PG&E Corporation declared a cash dividend on PG&E Corporation common stock for the second quarter of 2005.  Under the share forward component of PG&E Corporation’s arrangement with Goldman, Sachs & Co. (GS&Co.), under which PG&E Corporation repurchased approximately 29.5 million shares of its outstanding common stock on March 4, 2005, the declaration of such a dividend results in a termination event one day prior to the ex-dividend date of June 28, 2005.  On June 15, 2005, PG&E Corporation provided GS&Co. the required notice that the termination event would occur on June 27, 2005.  The occurrence of the terminating event does not affect the retirement of the approximately 29.5 million shares previously repurchased but, as described below, affects the timing and amount of payments between the parties with respect to the share forward component of the arrangement.

               Under the March 4, 2005 arrangement, certain payments are required by both PG&E Corporation and GS&Co. upon termination of the arrangement.  Most significantly, PG&E Corporation is to receive from, or be required to pay to, GS&Co. a price adjustment with respect to the approximately 29.5 million repurchased shares based on the difference between the amount PG&E Corporation paid for the repurchased shares, which was $35.60 per share, exclusive of commissions, and the daily volume weighted average price (VWAP) of PG&E Corporation common stock over an approximately 6-month intended period.  Upon an early termination, PG&E Corporation is required to compensate GS&Co. for its losses in connection with the arrangement unless the termination event results from the declaration of a dividend and a new arrangement is executed to complete the March 4, 2005 arrangement.

               On June 16, 2005, PG&E Corporation entered into such a new share forward transaction with GS&Co. based on 11,430,000 shares to complete the balance of the March 4, 2005 arrangement.  As a result, the March 4, 2005 arrangement only requires PG&E Corporation and GS&Co. to settle the price adjustment with respect to 18,059,400 shares based on the VWAP between March 7, 2005 and June 27, 2005.  The aggregate amounts of the payments required of each of the parties under the arrangement, including the amount of the price adjustment based on the VWAP, cannot be determined until June 27, 2005.  All amounts are to be paid in cash on June 30, 2005.

               The June 16, 2005 arrangement is substantially identical to the March 4, 2005 arrangement, requiring certain payments by both PG&E Corporation and GS&Co.  As with the March 4, 2005 arrangement, the most significant of these payments is the price adjustment with respect to the 11,430,000 shares based on the difference between the $35.60 purchase price per share and the VWAP over a period expected to extend to early September 2005.  Any payments that PG&E Corporation may make under the June 16, 2005 arrangement can be settled, at PG&E Corporation’s option, in cash, in shares of its common stock, or a combination of the two.

               GS&Co. may terminate the June 16, 2005 arrangement (i) in the event of a default by PG&E Corporation under the June 16, 2005 arrangement (which would include the acceleration of certain other PG&E Corporation indebtedness in a principal amount in excess of $100 million), (ii) on the day before any ex-dividend date of a PG&E Corporation dividend that occurs after July 15, 2005, and (iii) in certain other circumstances.  In the event of termination in connection with an ex-dividend date, PG&E Corporation and GS&Co. may elect to enter into a further arrangement to complete the June 16, 2005 arrangement, although the price adjustment based on the VWAP between June 28, 2005 and the day before the ex-dividend date and certain other amounts would become payable.  Upon an early termination (other than when the termination event results from the declaration of a dividend and a further arrangement is executed), PG&E Corporation would be required to compensate GS&Co. for losses it incurred in connection with the June 16, 2005 arrangement.

               Any shares that PG&E Corporation issues in the future in connection with an early termination of the June 16, 2005 arrangement or a further arrangement, or to compensate GS&Co. for any additional amounts due, would increase the number of shares outstanding at the time of issuance.  In addition, until the transaction is completed or terminated, generally accepted accounting principles require PG&E Corporation to assume that it will issue shares to settle any remaining obligation to GS&Co.  PG&E Corporation must calculate the number of shares that would be required to satisfy the obligation upon completion of the transaction based on the market price of PG&E Corporation common stock at the end of a quarterly or year-end reporting period.  The number of shares PG&E Corporation must treat as having been issued to settle such obligation would be included in the number of shares outstanding for purposes of calculating PG&E Corporation’s fully diluted earnings per share for that reporting period.

               GS&Co. and certain of its affiliates have engaged, and may in the future engage, in financial advisory, investment banking, and other services for PG&E Corporation and its affiliates, including entering into previous accelerated share repurchase arrangements and acting as a lender under PG&E Corporation’s credit agreement.

Item 1.02 – Termination of a Material Definitive Agreement

               The information set forth above in Item 1.01 regarding PG&E Corporation’s termination of an accelerated repurchase arrangement with GS&Co. dated March 4, 2005, is hereby incorporated into Item 1.02 by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

               The information set forth above in Item 1.01 regarding PG&E Corporation’s entry into an arrangement with GS&Co. dated June 16, 2005 to complete an accelerated share repurchase transaction is hereby incorporated into Item 2.03(b) by reference.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

               On June 15, 2005, the Board of Directors of Pacific Gas and Electric Company (Utility) appointed Thomas B. King, 43, as Executive Vice President and Chief Operating Officer of the Utility, effective July 1, 2005.  During the past five years, Mr. King has held the following positions at PG&E Corporation, the Utility, or other entities that were subsidiaries of PG&E Corporation and affiliates of the Utility at the time Mr. King held the position:

Executive Vice President and Chief of Utility Operations, Pacific Gas and Electric Company	August 2, 2004 to present

Senior Vice President and Chief of Utility Operations, Pacific Gas and Electric Company	November 1, 2003 to August 1, 2004

Senior Vice President, PG&E Corporation	January 1, 1999 to October 31, 2003

President, PG&E National Energy Group, Inc.	November 15, 2002 to July 8, 2003

President and Chief Operating Officer, PG&E Gas Transmission Corporation	August 27, 2002 to July 8, 2003

President and Chief Operating Officer, Gas Transmission, PG&E National Energy Group, Inc.	August 9, 2002 to November 14, 2002

President and Chief Operating Officer, West Region, PG&E National Energy Group, Inc.	July 1, 2000 to August 8, 2002

President and Chief Operating Officer, PG&E Gas Transmission Corporation	November 23, 1998 to September 10, 2002

Mr. King does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03 -- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

               On
June 15, 2005, the Board of Directors of the Utility amended the
Utility Bylaws to modify the list of officers authorized to confer a special title upon Vice Presidents of the Utility.  This
amendment is effective June 15, 2005.  The full text of the
amendment is attached to this filing as Exhibit 3 and is
incorporated by reference herein.

Item 8.01 – Other Events

Advanced Metering Infrastructure Application

               On
June 16, 2005, the Utility filed an application with the California
Public Utilities Commission (CPUC) requesting approval of its plan to deploy an advanced metering infrastructure (AMI) to all of the
Utility’s electric and core natural gas customers. The
application also requests cost recovery for the capital investments and ongoing operating costs, net of operating savings, associated with implementing the AMI project.  If the Utility’s
application is approved, the Utility will install, replace, or modify approximately five million electric meters and four million gas meters, providing customers with advanced meters that can record usage in time intervals and be read remotely.  The
Utility also will install hardware and software to collect data from these meters and to transmit it to the Utility’s
operating systems, including customer information and billing systems.  The Utility has included its proposal for the
initial implementation of dynamic electric rate options starting in the summer of 2006 within its AMI project application.

               The
Utility’s application estimates that the total cost for full deployment of the AMI project will be $1.46 billion, consisting of
$1.25 billion in capital costs and $213 million in expense.
The Utility is proposing that the investment and other deployment costs be included in its rates on a phased basis as the advanced meters are deployed.

               The
$1.46 billion AMI project cost includes approximately $132 million of costs associated with pre-deployment activities.  The
Utility filed a separate application with the CPUC in March 2005 seeking recovery of approximately $49 million of these costs.
That application has not yet been approved but is scheduled for decision by the CPUC in early October 2005.  The
Utility’s June 16 application requests cost recovery for the remaining approximately $83 million of pre-deployment costs.

               Due
to the operational cost savings that the Utility expects to
achieve, the Utility projects that the overall net rate impacts of the AMI project will be about 1 percent of the Utility’s
combined electric and gas revenue requirements during the years
2006 through 2010.  The projected net rate impacts do not take into account any potential electric procurement savings that may result from the AMI project.

               The
Utility has proposed a procedural schedule for its AMI project deployment application that contemplates that hearings would begin in October 2005, and that a final decision would be issued by the
CPUC in February 2006.  The Utility is seeking to begin
pre-deployment activities this summer, start meter installation in the first quarter of 2006, and complete meter installation by
2011.

               PG&E
Corporation and the Utility cannot predict the outcome of this proceeding.

Denial of Petitions for Review of Orders Approving Chapter 11
Settlement Agreement

               On
June 13, 2005, the California Court of Appeal denied petitions filed by the City and County of San Francisco (CCSF) and Aglet
Consumer Alliance (Aglet) in April 2004 seeking review of the
CPUC’s orders approving the settlement agreement entered into on December 19, 2003 among PG&E Corporation, the Utility and the CPUC to resolve the Utility's Chapter 11 case (Settlement
Agreement).  Within ten days of the California Court of
Appeal’s orders denying their petitions, CCSF and Aglet may
seek review in the California Supreme Court.

              If
the Settlement Agreement or the U.S. Bankruptcy Court for the
Northern District of California’s order confirming the
Utility’s Chapter 11 plan of reorganization is overturned or modified on appeal, PG&E Corporation's and the Utility's
financial condition and results of operations, and the Utility's ability to pay dividends or otherwise make distributions to
PG&E Corporation, could be materially adversely
affected.

Declaration of Common Stock Dividends

               On
June 15, 2005, the Board of Directors of the Utility declared a cash dividend of approximately $118 million on the Utility’s common stock for the second quarter of 2005.  The dividend was paid to PG&E Corporation and PG&E Holdings, LLC, a wholly
owned subsidiary of the Utility that holds approximately 6 percent of the Utility's common stock, on June 16, 2005.  Also on June
15, 2005, the Board of Directors of PG&E Corporation declared a cash dividend of $0.30 per share on PG&E Corporation common
stock for the second quarter of 2005, payable on July 15, 2005 to shareholders of record on June 30, 2005.

Notice of Redemption of Utility’s Floating Rate Senior
Notes

               On
May 27, 2005, pursuant to the Utility’s instruction, the
trustee under the indenture for the Utility’s Floating Rate
Senior Notes due 2006 provided notice that the remaining $200 million aggregate principal amount of Floating Rate Senior Notes would be redeemed on July 3, 2005.  The Floating Rate Senior
Notes due 2006 will be redeemed in accordance with the procedures of The Depository Trust Company.

Item 9.01.  Financial Statements and
Exhibits

(c)  Exhibits

 3

 Resolution of the Board of Directors of Pacific Gas and Electric
Company amending the Bylaws of Pacific Gas and Electric Company effective June 15, 2005

 SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 PG&E CORPORATION

 By:

 CHRISTOPHER P. JOHNS

 Christopher P. Johns
 Senior Vice President, Chief Financial Officer and
Controller

 PACIFIC GAS AND ELECTRIC COMPANY

 By:

 DINYAR B. MISTRY

 Dinyar Mistry
 Vice President and Controller

Dated:  June 21, 2005

EXHIBIT INDEX

 Resolution of the Board of Directors of Pacific Gas and Electric
Company amending the Bylaws of Pacific Gas and Electric Company effective June 15, 2005